Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Corinne Kovalsky
781.522.5899
For Immediate Release

Raytheon Reports Strong Fourth Quarter and Full-Year 2016 Results

•	Strong bookings of $7.6 billion in the quarter and a record $27.8 billion for the year; book-to-bill ratio of 1.21 in the quarter and 1.16 for the year

•	Fourth quarter net sales of $6.2 billion; full-year net sales of $24.1 billion, up 3.5 percent for the year

•	Fourth quarter EPS from continuing operations of $1.84; full-year EPS from continuing operations of $7.44

•
Strong operating cash flow from continuing operations of $1.1 billion in the quarter and $2.9 billion for the year, including a $500 million pretax discretionary pension plan contribution in the fourth quarter

__________________________________________________________________________________________________

WALTHAM, Mass., (January 26, 2017) - Raytheon Company (NYSE: RTN) today announced net sales for the fourth quarter 2016 of $6.2 billion compared to $6.3 billion in the fourth quarter 20151. Fourth quarter 2016 EPS from continuing operations was $1.84 compared to $1.85 in the fourth quarter 2015. Fourth quarter 2016 EPS from continuing operations included a favorable FAS/CAS Adjustment of $0.26 compared to a favorable FAS/CAS Adjustment of $0.10 in the fourth quarter 2015.
The Company made a pretax discretionary pension plan contribution in both the fourth quarter 2016 and the fourth quarter 2015, discussed further below, which had an unfavorable tax-related EPS impact of $0.04 and $0.02, respectively. The 2016 discretionary pension plan contribution was not included in the Company's prior guidance.
Net sales in 2016 were $24.1 billion, up 3.5 percent compared to $23.2 billion in 2015. Full-year 2016 EPS from continuing operations was $7.44 compared to $6.75 for the full-year 2015.
"I’m pleased with the Company’s operating performance in 2016. We delivered solid sales and earnings growth by executing our strategy and investing in advanced capabilities that align with our global customers’ evolving requirements," said Thomas A. Kennedy, Raytheon Chairman and CEO. "Strong domestic and international bookings throughout the year drove an increase in our backlog, which positions us well for growth in the future."
The Company generated strong operating cash flow for both the fourth quarter and full-year. Operating cash flow from continuing operations for the fourth quarter 2016 was $1.1 billion compared to $0.8 billion for the fourth quarter 2015. Fourth quarter 2016 operating cash flow from continuing operations included a $500 million pretax

1 Fourth quarter 2016 had 4 fewer work days than fourth quarter 2015.

discretionary cash contribution to the Company’s pension plans compared to $200 million in the fourth quarter 2015. For the full-year 2016 and 2015, the Company generated $2.9 billion and $2.3 billion of operating cash flow from continuing operations, respectively.

Summary Financial Results

	4th Quarter		%	Twelve Months				%
($ in millions, except per share data)	2016	2015	Change	2016		2015		Change

Bookings	$7,577	$7,861	-3.6%	$27,836		$25,227		10.3%
Net Sales	$6,238	$6,328	-1.4%	$24,069		$23,247		3.5%
Income from Continuing Operations attributable to Raytheon Company	$544	$558	-2.5%	$2,210	[1]	$2,061	[2]	7.2%
EPS from Continuing Operations	$1.84	$1.85	-0.5%	$7.44	[1]	$6.75	[2]	10.2%
Operating Cash Flow from Continuing Operations	$1,141	$813		$2,852		$2,346
Workdays in Fiscal Reporting Calendar	57	61		249		249
[1] Twelve months 2016 Income from Continuing Operations attributable to Raytheon Company and EPS from Continuing Operations included the tax-free gain of $158 million and $0.53 impact, respectively, for the second quarter 2016 TRS transaction.

[2] Twelve months 2015 Income from Continuing Operations attributable to Raytheon Company and EPS from Continuing Operations included the favorable $181 million pretax ($143 million after-tax) and $0.47 impact, respectively, for the first quarter 2015 eBorders settlement.

The Company had bookings of $7.6 billion in the fourth quarter 2016, resulting in a book-to-bill ratio of 1.21. Fourth quarter 2015 bookings were $7.9 billion. Full-year 2016 bookings were a record $27.8 billion, resulting in a book-to-bill ratio of 1.16. Full-year 2015 bookings were $25.2 billion.

Backlog
($ in millions)	Period Ending
	2016	2015
Backlog	$36,855	$34,669
Funded Backlog	$25,604	$25,060
Backlog at the end of 2016 was $36.9 billion, an increase of approximately $2.2 billion or 6 percent compared to the end of 2015. Funded backlog was $25.6 billion, an increase of approximately $0.5 billion compared to the end of 2015.
In the fourth quarter 2016, the Company repurchased 0.7 million shares of common stock for $100 million. For the full-year 2016, the Company repurchased 6.9 million shares of common stock for $900 million.
Outlook
The Company has provided its financial outlook for 2017. Charts containing additional information on the Company's 2017 outlook are available on the Company's website at www.raytheon.com/ir.
Effective January 1, 2017, the Company adopted the new revenue recognition standard utilizing the full retrospective transition method. Under this method, the standard was applied to each prior reporting period presented and the cumulative effect of applying the standard was recognized at the earliest period shown. The impact of adopting the new standard on the Company's 2015 and 2016 net sales and operating income was not material. The 2016 net sales, effective tax rate and EPS from continuing operations in the financial outlook table below have been recast to reflect this change.

2017 Financial Outlook
	2016 Actual		2017
	As Reported	New Rev Rec[1]	Outlook[1]
Net Sales ($B)	24.1	24.1	24.8 - 25.3
Deferred Revenue Adjustment ($M)[2]	(77)	(77)	(33)
Amortization of Acquired Intangibles ($M)[2]	(121)	(121)	(127)
FAS/CAS Adjustment ($M)	435	435	428
Interest Expense, net ($M)	(216)	(216)	(216) - (221)
Diluted Shares (M)	297	297	291 - 293
Effective Tax Rate	28.3%	28.3%	~31.5%
EPS from Continuing Operations[3]	$7.44	$7.55	$7.20 - $7.35
Operating Cash Flow from Continuing Operations ($B)	2.9	2.9	2.8 - 3.1
[1] Effective January 1, 2017, the Company adopted the new revenue recognition standard, Accounting Standards Update 2014-09. The 2016 Actuals - New Rev Rec and the 2017 Outlook above reflect this change.

[2] Deferred Revenue Adjustment and Amortization of Intangibles represent the unfavorable impact of the acquisition accounting adjustments to record acquired deferred revenue at fair value and the amortization of acquired intangible assets, respectively, for all of the business segments.

[3] 2016 EPS from Continuing Operations included the $0.53 tax-free gain for the second quarter TRS transaction.

Segment Results
The Company's reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and Forcepoint.
The pro-forma attachments at the end of this release present prior period consolidated and segment data recast to reflect the adoption of the new revenue recognition standard discussed above. The business results discussed below do not reflect these changes, because they became effective January 1, 2017.

Integrated Defense Systems
	4th Quarter			Twelve Months
($ in millions)	2016	2015	% Change	2016	2015	% Change
Net Sales	$1,406	$1,558	-10%	$5,476	$5,847	-6%
Operating Income[1]	$219	$281	-22%	$950	$864	NM
Operating Margin[1]	15.6%	18.0%		17.3%	14.8%
[1] Twelve months 2016 operating income and operating margin include the $158 million tax-free gain from the second quarter TRS transaction.
NM = Not Meaningful
Integrated Defense Systems (IDS) had fourth quarter 2016 net sales of $1,406 million compared to $1,558 million in the fourth quarter 2015. IDS had full-year 2016 net sales of $5,476 million compared to $5,847 million in 2015. The change in net sales for both the quarter and the full-year was primarily driven by lower net sales on an international communications program and on the Air Warfare Destroyer (AWD) program. In addition, the full-year was also driven by lower net sales on various missile defense radar production programs.

IDS recorded $219 million of operating income in the fourth quarter 2016 compared to $281 million in the fourth quarter 2015. The change in operating income for the quarter was primarily driven by a favorable contract modification on the AWD program in the fourth quarter 2015 and lower volume in the fourth quarter 2016. IDS recorded $950 million of operating income in 2016 compared to $864 million in 2015. Operating income for the full-year 2016 included the $158 million tax-free gain from the second quarter TRS transaction.
During the quarter, IDS booked approximately $1.0 billion to provide advanced Patriot air and missile defense capabilities for multiple international customers. IDS booked $189 million to provide Consolidated Contractor Logistics Support (CCLS) and $144 million on the AN/TPY-2 radar sustainment program for the Missile Defense Agency (MDA). IDS also booked $110 million on the Air and Missile Defense Radar (AMDR) program for the U.S. Navy.

Intelligence, Information and Services
	4th Quarter			Twelve Months
($ in millions)	2016	2015	% Change	2016	2015	% Change
Net Sales	$1,518	$1,537	-1%	$6,194	$6,111	1%
Operating Income[1]	$121	$111	9%	$467	$646	NM
Operating Margin[1]	8.0%	7.2%		7.5%	10.6%
[1] Twelve months 2015 operating income and operating margin include the favorable $181 million impact for the first quarter eBorders settlement.
NM = Not Meaningful
Intelligence, Information and Services (IIS) had fourth quarter 2016 net sales of $1,518 million compared to $1,537 million in the fourth quarter 2015. IIS had full-year 2016 net sales of $6,194 million compared to $6,111 million in 2015. The change in net sales for the full-year was primarily driven by higher net sales on cybersecurity and special mission programs.
IIS recorded $121 million of operating income in the fourth quarter 2016 compared to $111 million in the fourth quarter 2015. The change in operating income for the quarter was primarily driven by higher net program efficiencies in the fourth quarter 2016. IIS recorded $467 million of operating income in 2016 compared to $646 million in 2015. Operating income for the full-year 2015 included the favorable $181 million impact for the first quarter eBorders settlement.
During the quarter, IIS booked $90 million on domestic and foreign training programs in support of Warfighter FOCUS activities. IIS also booked $448 million on a number of classified contracts.

Missile Systems
	4th Quarter			Twelve Months
($ in millions)	2016	2015	% Change	2016	2015	% Change
Net Sales	$1,895	$1,879	1%	$7,071	$6,556	8%
Operating Income	$260	$258	1%	$916	$868	6%
Operating Margin	13.7%	13.7%		13.0%	13.2%
Missile Systems (MS) had fourth quarter 2016 net sales of $1,895 million compared to $1,879 million in the fourth quarter 2015. MS had full-year 2016 net sales of $7,071 million compared to $6,556 million in 2015. The increase in net sales for the full-year was primarily driven by higher net sales on the Paveway™ program.

MS recorded $260 million of operating income in the fourth quarter 2016 compared to $258 million in the fourth quarter 2015. MS recorded $916 million of operating income in 2016 compared to $868 million in 2015. The increase in operating income for the full-year was primarily due to higher volume in 2016.
During the quarter, MS booked $362 million for Paveway™, $309 million for Tomahawk, $259 million for the Rolling Airframe Missile (RAM™) program, $208 million for the Stinger® weapon system, $193 million for Evolved Seasparrow Missiles (ESSM®), $141 million for Standard Missile-3 (SM-3®), $114 million for Phalanx® close-in weapon systems, $76 million for Miniature Air Launched Decoy (MALD®), and $76 million for the David's Sling weapon system's Stunner Missile. MS also booked $175 million for the Hypersonic Air-breathing Weapon Concept (HAWC) program for the Defense Advanced Research Projects Agency (DARPA) and the U.S. Air Force.

Space and Airborne Systems
	4th Quarter			Twelve Months
($ in millions)	2016	2015	% Change	2016	2015	% Change
Net Sales	$1,612	$1,576	2%	$6,199	$5,796	7%
Operating Income	$231	$239	-3%	$817	$829	-1%
Operating Margin	14.3%	15.2%		13.2%	14.3%
Space and Airborne Systems (SAS) had fourth quarter 2016 net sales of $1,612 million compared to $1,576 million in the fourth quarter 2015. The increase in net sales for the quarter was primarily driven by higher net sales on an electronic warfare systems program and an international classified program. SAS had full-year 2016 net sales of $6,199 million compared to $5,796 million in 2015. The increase in net sales for the full-year was primarily due to higher net sales on classified programs.
SAS recorded $231 million of operating income in the fourth quarter 2016 compared to $239 million in the fourth quarter 2015. SAS recorded $817 million of operating income in 2016 compared to $829 million in 2015. The change in operating income for the quarter and the full-year was primarily driven by a change in program mix.
During the quarter, SAS booked $610 million for the production of Active Electronically Scanned Array (AESA) radars, $81 million to provide radar components and $75 million on a cryptographic modernization program, all for both U.S. and international customers. SAS also booked $467 million on a number of classified contracts.

Forcepoint
	4th Quarter			Twelve Months
($ in millions)	2016	2015	% Change	2016	2015	% Change
Net Sales	$143	$133	8%	$566	$328	NM
Operating Income	$11	$11	-	$51	$30	NM
Operating Margin	7.7%	8.3%		9.0%	9.1%
NM = Not Meaningful
Forcepoint had fourth quarter 2016 net sales of $143 million, up 8 percent compared to $133 million in the fourth quarter 2015. The increase in net sales for the quarter was primarily driven by the acquisition of Stonesoft in the first quarter of 2016. Forcepoint recorded $11 million of operating income in both the fourth quarter 2016 and in the fourth quarter 2015.

Forcepoint had full-year 2016 net sales of $566 million compared to $328 million in 2015. Forcepoint recorded $51 million of operating income in 2016 compared to $30 million in 2015. The increase in both net sales and operating income for the full-year was primarily due to the acquisition of Websense in the second quarter of 2015 and Stonesoft in the first quarter of 2016.

About Raytheon
Raytheon Company, with 2016 sales of $24 billion and 63,000 employees, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 95 years, Raytheon provides state-of-the-art electronics, mission systems integration, C5ITM products and services, sensing, effects, and mission support for customers in more than 80 countries. Raytheon is headquartered in Waltham, Massachusetts. Follow us on Twitter.
Conference Call on the Fourth Quarter and Full-Year 2016 Financial Results
Raytheon's financial results conference call will be held on Thursday, January 26, 2017 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O'Brien, vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (800) 510-9691 in the U.S. or (617) 614-3453 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.
Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs and potential termination of contracts; difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation and obtain approvals, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; changes in government procurement practices; the impact of competition; the ability to develop products and technologies, and the impact of associated investments and costs; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; the risk that actual pension returns, discount rates or other actuarial assumptions, including the long-term return on asset assumption, are significantly different than the Company's current assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; risks associated with acquisitions, investments, dispositions, joint ventures and other business arrangements; the ability to grow in the government and commercial cybersecurity markets; risks of an impairment of goodwill or other intangible assets; the impact of financial markets and global economic conditions; the use of accounting estimates in the Company's financial statements; the outcome of contingencies and litigation matters, including government investigations; the risk of environmental liabilities; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Fourth Quarter 2016

(In millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	31-Dec-16	31-Dec-15	31-Dec-16	31-Dec-15

Net sales	$6,238	$6,328	$24,069	$23,247
Operating expenses
Cost of sales	4,655	4,808	17,947	17,574
General and administrative expenses	721	692	2,882	2,660
Total operating expenses	5,376	5,500	20,829	20,234
Operating income	862	828	3,240	3,013
Non-operating (income) expense, net
Interest expense	58	58	232	233
Interest income	(4)	(2)	(16)	(11)
Other (income) expense, net	1	(2)	(6)	4
Total non-operating (income) expense, net	55	54	210	226
Income from continuing operations before taxes	807	774	3,030	2,787
Federal and foreign income taxes	266	220	857	733
Income from continuing operations	541	554	2,173	2,054
Income (loss) from discontinued operations, net of tax	—	13	1	13
Net income	541	567	2,174	2,067
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(3)	(4)	(37)	(7)
Net income attributable to Raytheon Company	$544	$571	$2,211	$2,074

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.84	$1.85	$7.45	$6.76
Income (loss) from discontinued operations, net of tax	—	0.04	—	0.04
Net income	1.84	1.89	7.45	6.81

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.84	$1.85	$7.44	$6.75
Income (loss) from discontinued operations, net of tax	—	0.04	—	0.04
Net income	1.84	1.89	7.44	6.80

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$544	$558	$2,210	$2,061
Income (loss) from discontinued operations, net of tax	—	13	1	13
Net income	$544	$571	$2,211	$2,074

Average shares outstanding
Basic	294.2	301.6	296.5	304.8
Diluted	294.5	302.1	296.8	305.2

Attachment A - Pro Forma
Raytheon Company
Preliminary Statement of Operations Information
Full Year 2015, and Quarters within and Full Year 2016

Effective January 1, 2017, we adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). The amounts and presentation of our statement of operations information set forth below reflect these changes.

(In millions, except per share amounts)	Three Months Ended				Twelve Months Ended
	31-Dec-16	2-Oct-16	3-Jul-16	3-Apr-16	31-Dec-16	31-Dec-15

Net sales	$6,279	$6,014	$6,029	$5,802	$24,124	$23,321
Operating expenses
Cost of sales	4,688	4,474	4,362	4,441	17,965	17,608
General and administrative expenses	711	710	695	748	2,864	2,646
Total operating expenses	5,399	5,184	5,057	5,189	20,829	20,254
Operating income	880	830	972	613	3,295	3,067
Non-operating (income) expense, net
Interest expense	58	58	58	58	232	233
Interest income	(4)	(4)	(4)	(4)	(16)	(11)
Other (income) expense, net	1	(4)	(1)	(2)	(6)	4
Total non-operating (income) expense, net	55	50	53	52	210	226
Income from continuing operations before taxes	825	780	919	561	3,085	2,841
Federal and foreign income taxes	272	239	205	157	873	747
Income from continuing operations	553	541	714	404	2,212	2,094
Income (loss) from discontinued operations, net of tax	—	1	(1)	1	1	13
Net income	553	542	713	405	2,213	2,107
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(2)	(2)	(4)	(23)	(31)	(3)
Net income attributable to Raytheon Company	$555	$544	$717	$428	$2,244	$2,110

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.88	$1.84	$2.41	$1.43	$7.55	$6.88
Income (loss) from discontinued operations, net of tax	—	—	—	—	—	0.04
Net income	1.88	1.84	2.41	1.43	7.56	6.92

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.87	$1.84	$2.41	$1.43	$7.55	$6.87
Income (loss) from discontinued operations, net of tax	—	—	—	—	—	0.04
Net income	1.88	1.84	2.41	1.43	7.55	6.91

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$555	$543	$718	$427	$2,243	$2,097
Income (loss) from discontinued operations, net of tax	—	1	(1)	1	1	13
Net income	$555	$544	$717	$428	$2,244	$2,110

Average shares outstanding
Basic	294.2	295.2	297.3	299.2	296.5	304.8
Diluted	294.5	295.5	297.6	299.6	296.8	305.2

Attachment B
Raytheon Company
Preliminary Segment Information
Fourth Quarter 2016

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	31-Dec-16	31-Dec-15	31-Dec-16	31-Dec-15	31-Dec-16	31-Dec-15

Integrated Defense Systems	$1,406	$1,558	$219	$281	15.6%	18.0%
Intelligence, Information and Services	1,518	1,537	121	111	8.0%	7.2%
Missile Systems	1,895	1,879	260	258	13.7%	13.7%
Space and Airborne Systems	1,612	1,576	231	239	14.3%	15.2%
Forcepoint	143	133	11	11	7.7%	8.3%
Eliminations	(323)	(331)	(32)	(29)
Total business segment	6,251	6,352	810	871	13.0%	13.7%
Acquisition Accounting Adjustments	(13)	(24)	(43)	(59)
FAS/CAS Adjustment	—	—	117	44
Corporate	—	—	(22)	(28)
Total	$6,238	$6,328	$862	$828	13.8%	13.1%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	31-Dec-16	31-Dec-15	31-Dec-16	31-Dec-15	31-Dec-16	31-Dec-15

Integrated Defense Systems	$5,476	$5,847	$950	$864	17.3%	14.8%
Intelligence, Information and Services	6,194	6,111	467	646	7.5%	10.6%
Missile Systems	7,071	6,556	916	868	13.0%	13.2%
Space and Airborne Systems	6,199	5,796	817	829	13.2%	14.3%
Forcepoint	566	328	51	30	9.0%	9.1%
Eliminations	(1,360)	(1,330)	(141)	(140)
Total business segment	24,146	23,308	3,060	3,097	12.7%	13.3%
Acquisition Accounting Adjustments	(77)	(61)	(198)	(168)
FAS/CAS Adjustment	—	—	435	185
Corporate	—	—	(57)	(101)
Total	$24,069	$23,247	$3,240	$3,013	13.5%	13.0%

Attachment B - Pro Forma
Raytheon Company
Preliminary Segment Information
Full Year 2015, and Quarters within and Full Year 2016

Effective January 1, 2017, we adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). The amounts and presentation of our segment information set forth below reflect these changes.

	Net Sales				Net Sales
(In millions)	Three Months Ended				Twelve Months Ended
	31-Dec-16	2-Oct-16	3-Jul-16	3-Apr-16	31-Dec-16	31-Dec-15

Integrated Defense Systems	$1,460	$1,334	$1,399	$1,336	$5,529	$5,848
Intelligence, Information and Services	1,516	1,534	1,587	1,532	6,169	6,137
Missile Systems	1,897	1,770	1,706	1,723	7,096	6,569
Space and Airborne Systems	1,600	1,590	1,547	1,445	6,182	5,814
Forcepoint	143	167	137	139	586	344
Eliminations	(324)	(364)	(326)	(347)	(1,361)	(1,330)
Total business segment	6,292	6,031	6,050	5,828	24,201	23,382
Acquisition Accounting Adjustments	(13)	(17)	(21)	(26)	(77)	(61)
Total	$6,279	$6,014	$6,029	$5,802	$24,124	$23,321

	Operating Income				Operating Income
(In millions)	Three Months Ended				Twelve Months Ended
	31-Dec-16	2-Oct-16	3-Jul-16	3-Apr-16	31-Dec-16	31-Dec-15

Integrated Defense Systems	$238	$211	$376	$146	$971	$859
Intelligence, Information and Services	120	123	120	104	467	648
Missile Systems	261	235	233	192	921	877
Space and Airborne Systems	221	215	205	167	808	851
Forcepoint	21	41	10	18	90	56
Eliminations	(33)	(42)	(34)	(33)	(142)	(140)
Total business segment	828	783	910	594	3,115	3,151
Acquisition Accounting Adjustments	(43)	(46)	(51)	(58)	(198)	(168)
FAS/CAS Adjustment	117	104	109	105	435	185
Corporate	(22)	(11)	4	(28)	(57)	(101)
Total	$880	$830	$972	$613	$3,295	$3,067

	Operating Income As a Percentage of Net Sales				Operating Income As a Percentage of Net Sales
	Three Months Ended				Twelve Months Ended
	31-Dec-16	2-Oct-16	3-Jul-16	3-Apr-16	31-Dec-16	31-Dec-15

Integrated Defense Systems	16.3%	15.8%	26.9%	10.9%	17.6%	14.7%
Intelligence, Information and Services	7.9%	8.0%	7.6%	6.8%	7.6%	10.6%
Missile Systems	13.8%	13.3%	13.7%	11.1%	13.0%	13.4%
Space and Airborne Systems	13.8%	13.5%	13.3%	11.6%	13.1%	14.6%
Forcepoint	14.7%	24.6%	7.3%	12.9%	15.4%	16.3%
Eliminations
Total business segment	13.2%	13.0%	15.0%	10.2%	12.9%	13.5%
Acquisition Accounting Adjustments
FAS/CAS Adjustment
Corporate
Total	14.0%	13.8%	16.1%	10.6%	13.7%	13.2%

Attachment C
Raytheon Company
Other Preliminary Information
Fourth Quarter 2016

(In millions)	Funded Backlog		Total Backlog
	31-Dec-16	31-Dec-15	31-Dec-16	31-Dec-15

Integrated Defense Systems	$8,438	$8,961	$10,224	$10,629
Intelligence, Information and Services	2,340	2,933	5,663	6,367
Missile Systems	9,008	7,998	11,617	10,885
Space and Airborne Systems	5,286	4,692	8,819	6,309
Forcepoint	532	476	532	479
Total	$25,604	$25,060	$36,855	$34,669

	Three Months Ended		Twelve Months Ended
	31-Dec-16	31-Dec-15	31-Dec-16	31-Dec-15

Total Bookings	$7,577	$7,861	$27,836	$25,227

	Three Months Ended		Twelve Months Ended
	31-Dec-16	31-Dec-15	31-Dec-16	31-Dec-15

Administrative and selling expenses	$525	$497	$2,127	$1,954
Research and development expenses	196	195	755	706
Total general and administrative expenses	$721	$692	$2,882	$2,660

Attachment C - Pro Forma
Raytheon Company
Other Preliminary Information
Full Year 2015, and Quarters within and Full Year 2016

Effective January 1, 2017, we adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). The amounts and presentation of our other information set forth below reflect these changes.

(In millions)				Remaining Performance Obligations (Total Backlog)
					31-Dec-16

Integrated Defense Systems					$10,159
Intelligence, Information and Services					5,662
Missile Systems					11,568
Space and Airborne Systems					8,834
Forcepoint					486
Total					$36,709

	Bookings				Bookings
(In millions)	Three Months Ended				Twelve Months Ended
	31-Dec-16	2-Oct-16	3-Jul-16	3-Apr-16	31-Dec-16	31-Dec-15

Integrated Defense Systems	$2,062	$1,025	$1,273	$1,017	$5,377	$6,389
Intelligence, Information and Services	980	1,731	1,599	1,253	5,563	5,319
Missile Systems	2,439	1,932	1,891	1,632	7,894	8,149
Space and Airborne Systems	1,935	2,060	2,217	2,202	8,414	4,936
Forcepoint	166	175	123	97	561	352
Total	$7,582	$6,923	$7,103	$6,201	$27,809	$25,145

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Fourth Quarter 2016

(In millions)
	31-Dec-16	31-Dec-15
Assets
Current assets
Cash and cash equivalents	$3,303	$2,328
Short-term investments	100	872
Contracts in process, net	6,202	5,564
Inventories	659	635
Prepaid expenses and other current assets	414	413
Total current assets	10,678	9,812

Property, plant and equipment, net	2,166	2,005
Goodwill	14,788	14,731
Other assets, net	2,420	2,733
Total assets	$30,052	$29,281

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,239	$2,193
Accounts payable	1,520	1,402
Accrued employee compensation	1,234	1,154
Other current liabilities	1,434	1,377
Total current liabilities	6,427	6,126

Accrued retiree benefits and other long-term liabilities	7,775	7,140
Long-term debt	5,335	5,330

Redeemable noncontrolling interest	449	355

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	—	398
Accumulated other comprehensive loss	(7,411)	(7,176)
Retained earnings	17,474	16,903
Total Raytheon Company stockholders' equity	10,066	10,128
Noncontrolling interests in subsidiaries	—	202
Total equity	10,066	10,330
Total liabilities, redeemable noncontrolling interest and equity	$30,052	$29,281

Attachment D - Pro Forma
Raytheon Company
Preliminary Balance Sheet Information
December 31, 2016

Effective January 1, 2017, we adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). The amounts and presentation of our balance sheet information set forth below reflect these changes.

(In millions)
31-Dec-16
Assets
Current assets
Cash and cash equivalents	$3,303
Short-term investments	100
Receivables, net	1,163
Contract assets	5,041
Inventories	608
Prepaid expenses and other current assets	670
Total current assets	10,885

Property, plant and equipment, net	2,166
Goodwill	14,788
Other assets, net	2,399
Total assets	$30,238

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities
Contract liabilities	$2,646
Accounts payable	1,520
Accrued employee compensation	1,234
Other current liabilities	1,139
Total current liabilities	6,539

Accrued retiree benefits and other long-term liabilities	7,758
Long-term debt	5,335

Redeemable noncontrolling interest	449

Equity
Raytheon Company stockholders' equity
Common stock	3
Additional paid-in capital	—
Accumulated other comprehensive loss	(7,411)
Retained earnings	17,565
Total Raytheon Company stockholders' equity	10,157
Noncontrolling interests in subsidiaries	—
Total equity	10,157
Total liabilities, redeemable noncontrolling interest and equity	$30,238

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Fourth Quarter 2016

	Twelve Months Ended
(In millions)	31-Dec-16	31-Dec-15
Cash flows from operating activities
Net income	$2,174	$2,067
(Income) loss from discontinued operations, net of tax	(1)	(13)
Income from continuing operations	2,173	2,054
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of acquisitions and divestitures
Depreciation and amortization	515	489
Stock-based compensation	151	140
Gain on sale of equity method investment	(158)	—
Deferred income taxes	109	(56)
Tax benefit from stock-based awards	—	(47)
Changes in assets and liabilities
Contracts in process, net and advance payments and billings in excess of costs incurred	(593)	(637)
Inventories	(23)	(223)
Prepaid expenses and other current assets	181	(28)
Income taxes receivable/payable	(185)	(181)
Accounts payable	152	107
Accrued employee compensation	77	72
Other current liabilities	(6)	58
Accrued retiree benefits	419	637
Other, net	40	(39)
Net cash provided by (used in) operating activities from continuing operations	2,852	2,346
Net cash provided by (used in) operating activities from discontinued operations	—	13
Net cash provided by (used in) operating activities	2,852	2,359
Cash flows from investing activities
Additions to property, plant and equipment	(561)	(406)
Proceeds from sales of property, plant and equipment	34	59
Additions to capitalized internal use software	(64)	(51)
Purchases of short-term investments	(472)	(1,392)
Sales of short-term investments	—	209
Maturities of short-term investments	1,184	1,793
Payments for purchases of acquired companies, net of cash received	(57)	(1,954)
Other	(11)	(2)
Net cash provided by (used in) investing activities	53	(1,744)
Cash flows from financing activities
Dividends paid	(850)	(797)
Repurchases of common stock under share repurchase programs	(900)	(1,000)
Repurchases of common stock to satisfy tax withholding obligations	(96)	(99)
Acquisition of noncontrolling interest in RCCS LLC	(90)	—
Contribution from noncontrolling interests in Forcepoint	11	—
Tax benefit from stock-based awards	—	47
Sale of noncontrolling interest in Forcepoint	—	343
Other	(5)	(3)
Net cash provided by (used in) financing activities	(1,930)	(1,509)
Net increase (decrease) in cash and cash equivalents	975	(894)
Cash and cash equivalents at beginning of the year	2,328	3,222
Cash and cash equivalents at end of period	$3,303	$2,328

Attachment E - Pro Forma
Raytheon Company
Preliminary Cash Flow Information
Full Year 2015, and Quarters within and Full Year 2016

Effective January 1, 2017, we adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). The amounts and presentation of our cash flow information set forth below reflect these changes.

	Three Months Ended				Twelve Months Ended
(In millions)	31-Dec-16	2-Oct-16	3-Jul-16	3-Apr-16	31-Dec-16	31-Dec-15
Cash flows from operating activities
Net income	$553	$542	$713	$405	$2,213	$2,107
(Income) loss from discontinued operations, net of tax	—	(1)	1	(1)	(1)	(13)
Income from continuing operations	553	541	714	404	2,212	2,094
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of acquisitions and divestitures
Depreciation and amortization	138	130	123	124	515	489
Stock-based compensation	31	31	35	54	151	140
Gain on sale of equity method investment	—	—	(158)	—	(158)	—
Deferred income taxes	217	(31)	(23)	(30)	133	(42)
Tax benefit from stock-based awards	—	—	—	—	—	(47)
Changes in assets and liabilities
Receivables, net	82	186	(156)	(94)	18	12
Contracts assets and contract liabilities	280	(433)	(197)	(295)	(645)	(656)
Inventories	27	(23)	(55)	41	(10)	(187)
Prepaid expenses and other current assets	(47)	122	(13)	143	205	(61)
Income taxes receivable/payable	(107)	(142)	(125)	189	(185)	(181)
Accounts payable	100	3	92	(43)	152	107
Accrued employee compensation	102	18	308	(351)	77	72
Other current liabilities	18	17	(33)	(43)	(41)	17
Accrued retiree benefits	(274)	248	224	221	419	637
Other, net	21	(27)	10	5	9	(48)
Net cash provided by (used in) operating activities from continuing operations	1,141	640	746	325	2,852	2,346
Net cash provided by (used in) operating activities from discontinued operations	—	—	(1)	1	—	13
Net cash provided by (used in) operating activities	1,141	640	745	326	2,852	2,359
Cash flows from investing activities
Additions to property, plant and equipment	(217)	(107)	(87)	(150)	(561)	(406)
Proceeds from sales of property, plant and equipment	9	24	—	1	34	59
Additions to capitalized internal use software	(17)	(21)	(14)	(12)	(64)	(51)
Purchases of short-term investments	—	—	(472)	—	(472)	(1,392)
Sales of short-term investments	—	—	—	—	—	209
Maturities of short-term investments	362	223	472	127	1,184	1,793
Payments for purchases of acquired companies, net of cash received	—	—	—	(57)	(57)	(1,954)
Other	(2)	(15)	6	—	(11)	(2)
Net cash provided by (used in) investing activities	135	104	(95)	(91)	53	(1,744)
Cash flows from financing activities
Dividends paid	(215)	(216)	(218)	(201)	(850)	(797)
Repurchases of common stock under share repurchase programs	(99)	(199)	(202)	(400)	(900)	—
Repurchases of common stock to satisfy tax withholding obligations	(1)	(3)	(58)	(34)	(96)	(1,000)
Acquisition of noncontrolling interest in RCCS LLC	—	—	(90)	—	(90)	(99)
Contribution from noncontrolling interests in Forcepoint	—	—	—	11	11	—
Tax benefit from stock-based awards	—	—	—	—	—	47
Sale of noncontrolling interest in Forcepoint	—	—	—	—	—	343
Other	—	—	—	(5)	(5)	(3)
Net cash provided by (used in) financing activities	(315)	(418)	(568)	(629)	(1,930)	(1,509)
Net increase (decrease) in cash and cash equivalents	961	326	82	(394)	975	(894)
Cash and cash equivalents at beginning of the year	2,342	2,016	1,934	2,328	2,328	3,222
Cash and cash equivalents at end of period	$3,303	$2,342	$2,016	$1,934	$3,303	$2,328

Attachment F
Raytheon Company
Supplemental EPS Information
Fourth Quarter 2016

(In millions, except per share amounts)		Three Months Ended		Twelve Months Ended
		31-Dec-16	31-Dec-15	31-Dec-16	31-Dec-15
Per share impact of the FAS/CAS Adjustment (A)		$0.26	$0.10	$0.95	$0.39
Per share impact of the TRS transaction (B)		—	—	0.53	—
Per share impact of the eBorders settlement (C)		—	0.02	—	0.47
Per share impact of discretionary pension contributions (D)		0.04	0.02	0.04	0.02

(A)	FAS/CAS Adjustment	$117	$44	$435	$185
	Tax effect (at 35% statutory rate)	(41)	(15)	(152)	(65)
	After-tax impact	76	29	283	120
	Diluted shares	294.5	302.1	296.8	305.2
	Per share impact	$0.26	$0.10	$0.95	$0.39

(B)	TRS transaction	$—	$—	$158	$—
	Diluted shares	—	—	296.8	—
	Per share impact	$—	$—	$0.53	$—

(C)	eBorders settlement	$—	$—	$—	$181
	Tax effect (at 21% blended global tax rate)	—	5	—	(38)
	After-tax impact	—	5	—	143
	Diluted shares	—	302.1	—	305.2
	Per share impact	$—	$0.02	$—	$0.47

(D)	Tax impact of discretionary pension contribution	$13	$5	$13	$5
	Diluted shares	294.5	302.1	296.8	305.2
	Per share impact	$0.04	$0.02	$0.04	$0.02